Exhibit 99.1

Company Contacts:	Tom Hansen / Chief Executive Officer
Lisa K. Peterson / Chief Financial Officer
(214) 390-1831

Heelys, Inc. Reports 2009 Fourth Quarter and Fiscal 2009 Financial Results

DALLAS, March 10, 2010 (BUSINESS WIRE) — Heelys, Inc. (NASDAQ: HLYS) today reported the following financial results for the fourth quarter and year ended December 31, 2009.

Year-over-Year Quarterly Comparisons

Net sales for the fourth quarter of 2009 were $11.4 million compared to net sales of $15.6 million in the corresponding period a year ago.  Gross profit was $4.5 million, or 39.8%, compared to gross profit of $3.8 million, or 24.2%, in the fourth quarter of 2008.  Selling, general and administrative expenses, excluding litigation settlements and related costs, were $5.1 million compared to $8.3 million in the fourth quarter of last year.  Litigation settlements and related costs were $30,000 compared to $1.2 million in the fourth quarter of last year.  The Company reported a net loss of $1.1 million, or ($0.04) per fully diluted share, versus a net loss of $5.2 million, or ($0.19) per fully diluted share in the fourth quarter of 2008.

Commenting on the results, Lisa Peterson, chief financial officer of the Company, said, “Although fourth quarter sales were disappointing, we managed to reduce our inventory levels and our operating expenses.  Gross margins improved in the quarter as we were able to move newer product into the pipeline at a higher average sales price.  Going forward, we are significantly reducing the number of SKUs that we carry in our inventory.  We are still designing 40-50 new styles each season, but after previewing them with our retail partners, we are only bringing the favorites to market.”

Year-over-Year Annual Comparisons

Net sales were $43.8 million for the year ended December 31, 2009 compared to net sales of $70.7 million in 2008. Gross profit was $15.7 million, or 35.8%, compared to gross profit of $21.3 million, or 30.1%, in 2008.  Selling, general and administrative expenses, excluding litigation settlements and related costs, were $18.7 million in 2009 compared to $28.5 million in 2008.  Litigation settlements and related costs were $4.1 million in 2009, compared to $1.8 million in 2008.  The Company reported a net loss of $5.1 million, or ($0.19) per fully diluted share, versus a net loss of $5.9 million, or ($0.22) per fully diluted share, in 2008.

Balance Sheet

As of December 31, 2009, the Company had combined cash and investments totaling $66.5 million compared with cash and cash equivalents of $68.4 million as of December 31, 2008.  Inventories as of December 31, 2009 were $6.0 million, a decrease of $6.1 million from the $12.1 million balance as of December 31, 2008.

Tom Hansen, chief executive officer of the Company, commented, “While market forces and a tough economy continue to impact our sales, we are optimistic about our prospects.  Our international business has been strong and we believe that with improved distribution and new marketing partnerships it will continue to do well. Our 2010 focus will be on our domestic business where we plan to deploy new products, new programs and new partnerships designed to revitalize the brand here in the U.S. We will also continue to look for ways and review opportunities to deploy our cash to grow our business and increase shareholder value.”

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS(R) brand targeted to the youth market. The Company’s primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel. Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel. HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy. All forward-looking statements are based upon management’s current expectations and various assumptions, but they are inherently uncertain, and the Company may not realize its expectations and the underlying assumptions may not prove correct. The Company’s actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of the Company’s net sales are generated by one product, the Company’s intellectual property may not restrict competing products that infringe on its patents from being sold, continued changes in fashion trends and consumer preferences and general economic conditions, the Company’s dependence on independent manufacturers, the Company may not be able to successfully introduce new product categories, and additional factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

HEELYS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(amounts in thousands, except for per share data)

	Three-month period ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2008	2009	2008	2009

Net sales	$15,598	$11,375	$70,741	$43,777
Cost of sales	11,824	6,852	49,429	28,111
Gross profit	3,774	4,523	21,312	15,666

Selling, general and administrative expenses	8,267	5,070	28,537	18,717
Litigation settlements and related costs	1,239	30	1,823	4,117
Loss from operations	(5,732)	(577)	(9,048)	(7,168)

Other (income) expense, net	(152)	34	(2,607)	(690)
Loss before income taxes	(5,580)	(611)	(6,441)	(6,478)

Income tax (benefit) expense	(342)	512	(517)	(1,353)

Net loss	$(5,238)	$(1,123)	$(5,924)	$(5,125)

Net loss per share:
Basic	$(0.19)	$(0.04)	$(0.22)	$(0.19)
Diluted	$(0.19)	$(0.04)	$(0.22)	$(0.19)

Weighted-average shares:
Basic	27,571	27,571	27,321	27,571
Diluted	27,571	27,571	27,321	27,571

HEELYS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	December 31, 2008	December 31, 2009
Assets

Current Assets:
Cash and cash equivalents	$68,446	$39,370
Investments	—	20,556
Accounts receivable, net of allowances	6,594	5,704
Inventories	12,104	6,038
Prepaid and other current assets	831	756
Income taxes receivable	268	3,106
Deferred income tax assets	3,572	3,178
Total current assets	91,815	78,708

Investments	—	6,566

Property and Equipment, net of accumulated depreciation	1,007	856

Patents and Trademarks, net of accumulated amortization	310	343

Intangible Assets, net of accumulated amortization	1,412	1,071

Goodwill	1,668	1,696

Deferred Income Tax Assets	284	—

Total Assets	$96,496	$89,240

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$1,910	$1,634
Accrued expenses	5,091	2,789
Income taxes payable	1,347	2,108
Total current liabilities	8,348	6,531

Long Term Liabilities:
Income taxes payable	442	439
Deferred income tax liability	—	72
Other long term liabilities	1,331	458

Total Liabilities	10,121	7,500

Stockholders’ Equity:
Common stock	28	28
Additional paid-in capital	64,809	65,305
Retained earnings	21,657	16,532
Accumulated other comprehensive loss	(119)	(125)
Total stockholders’ equity	86,375	81,740

Total Liabilities and Stockholders’ Equity	$96,496	$89,240